UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2026 (December 15, 2025)

GLOO HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42964	39-2250711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

831 Pearl Street
Boulder, Colorado		80302
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 381-2645

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	GLOO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously reported, on December 15, 2025, Gloo Holdings, Inc. (the "Company") entered into an agreement and plan of merger with Westfall Group, Inc. ("Westfall") pursuant to which Westfall agreed to merge with and into a subsidiary of the Company and become a wholly-owned subsidiary of the Company (the "Westfall Transaction"). The Company described the Westfall Transaction in its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2025 (the "Original 8-K"). In Item 3.02 of the Original 8-K, the Company stated that it would report, by amendment to the Original 8-K, the total number of shares of the Company's Class A common stock issued at the closing of the Westfall Transaction.

Item 3.02 Unregistered Sales of Equity Securities

On January 2, 2026, the Company closed the Westfall Transaction, in connection with which the number of shares of Class A common stock of the Company to be issued as consideration was finally determined to be 1,159,264 shares. Such shares will be issued in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.

Except as expressly set forth herein, this Amendment does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. This Amendment supplements the Original 8-K and should be read in conjunction with the Original 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOO HOLDINGS, INC.

Date:	January 8, 2026	By:	/s/ Paul Seamon
Paul Seamon Chief Financial Officer